FIRST AMENDMENT TO

SUB-ADVISORY AGREEMENT

This first amendment to Sub-Advisory Agreement, effective February 20, 2019 (the “Amendment”), is entered into by and among Great-West Capital Management, LLC, a Colorado limited liability company (the “Adviser”), Mellon Investments Corporation (formerly BNY Mellon Asset Management North America Corporation), a Delaware corporation (the “Sub-adviser”), and Great-West Funds, Inc., a Maryland corporation (“Great-West Funds”) on behalf of the Great-West Global Bond Fund (the “Fund”).

WHEREAS, the Adviser, Sub-adviser, and Great-West Funds are parties to the Sub-Advisory Agreement regarding the Fund, dated August 24, 2018, (the “Agreement”); and

WHEREAS, the Adviser, Sub-adviser, and Great-West Funds desire to amend the Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

The Adviser, Sub-adviser, and Great-West Funds acknowledge that the Sub-adviser changed its name from “BNY Mellon Asset Management North America Corporation” to “Mellon Investments Corporation” effective January 2, 2019. Therefore, all references in the Agreement to the “BNY Mellon Asset Management North America Corporation” are hereby deleted in their entirety and replaced with “Mellon Investments Corporation.”

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	Any capitalized term used herein but not defined herein shall have the meaning provided for such term in the Agreement.

4.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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GW - Mellon 1st Amendment to 2018 Sub-Advisory Agreement (Global Bond Fund)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers.

GREAT-WEST FUNDS, INC., on behalf of Great-West Global Bond Fund

By:	/s/ Scott C. Sipple
Name: Scott C. Sipple
Title: President & CEO

GREAT-WEST CAPITAL MANAGEMENT, LLC

By:	/s/ Mary C. Maiers
Name: Mary C. Maiers
Title: CFO & Treasurer

MELLON INVESTMENTS CORPORATION

By:	/s/ Adam Joffe
Name: Adam Joffe
Title: Chief Business Officer

GW - Mellon 1st Amendment to 2018 Sub-Advisory Agreement (Global Bond Fund)